Exhibit 10.9
UNIVERSAL INSURANCE HOLDINGS, INC.
STOCK OPTION AGREEMENT FOR DIRECTORS
     AGREEMENT (“Agreement”) dated this 21st day of December, 2001 by and between Universal Insurance Holdings, Inc., a Delaware corporation (“Corporation”), and Bradley I. Meier, a director of the Corporation (“Optionee”).
     WHEREAS, the Corporation desires to have Optionee continue to serve on its Board of Directors or the Board of Directors of one or more of its wholly-owned subsidiaries and to provide Optionee with an incentive by sharing in the success of the Corporation;
     WHEREAS, the Corporation desires to grant stock options to Optionee;
     NOW, THEREFORE, in consideration of the mutual covenants and representations herein contained and intending to be legally bound, the parties hereto agree as follows:
     1. Number of Shares and Price. The Corporation hereby grants to the Optionee an option (“Option”) to purchase the number of shares of Common Stock set forth on the last page of this Agreement. The exercise price per share of Common Stock of the Option shall be as is set forth on the last page of this Agreement, such price being the Fair Market Value per share of Common Stock on the date of grant of the Option. The Option is not intended to be an Incentive Stock Option and shall be deemed a Non-Qualified Stock Option.
     2. Term and Exercise. The Option shall expire on the date set forth on the last page of this Agreement, subject to earlier termination as set forth in Section 3. Subject to the provisions of Section 3, the Option shall become exercisable in installments as set forth on the last page of this Agreement.
     3. Exercise of Option Upon Termination of Service.
          (a) Termination of Vested Option Upon Termination of Service as a Board Member.
     (i) In General. Upon the Optionee’s termination of service as a Board member other than by reason of death or permanent disability, the Optionee may, within 30 days from the date of such termination of service, exercise all or any part of the Option as was exercisable on the date of termination of service if such termination of service is not for cause. If such termination of service is for cause, the right of the Optionee to exercise the Option shall terminate on the date of termination of service. In no event, however, may the Option be exercised later than the date determined pursuant to Section 2.

     (ii) Disability. Upon the Optionee’s permanent disability, the Optionee may, within 90 days, exercise all or a part of the Option, whether or not the Option was then exercisable, but only to the extent not previously exercised. In no event, however, may the Option be exercised later than the date determined pursuant to Section 2.
     (iii) Death. In the event of the death of the Optionee while serving as a Board member, the right of the Optionee’s designated beneficiary to exercise the Option in full (whether or not all or any part of the Option was exercisable as of the date of death of the Optionee, but only to the extent not previously exercised) shall expire upon the expiration of 90 days from the date of the Optionee’s death or on the date of expiration of the Option determined pursuant to Section 2, whichever is earlier.
          (b) Termination of Unvested Option Upon Termination of Service. Except as specified in Section 3(a), to the extent all or any part of the Option was not exercisable as of the date of termination of service, the unexercisable portion of the Option shall expire at the date of such termination.
     4. Exercise Procedures. The Option shall be exercisable by written notice to the Corporation, which must be received by the Secretary of the Corporation not later than 5:00 P.M. local time at the principal executive office of the Corporation on the expiration date of the Option. Such written notice shall set forth (a) the number of shares of Common Stock being purchased, (b) the total exercise price for the shares of Common Stock being purchased, (c) the exact name as it should appear on the stock certificate(s) to be issued for the shares of Common Stock being purchased, and (d) the address to which the stock certificate(s) should be sent. The exercise price of shares of Common Stock purchased upon exercise of the Option shall be paid in full (a) in cash, (b) by delivery to the Corporation of already owned shares of Common Stock that have been held by the Optionee for at least six months, (c) in any combination of cash and already owned shares of Common Stock that have been held by the Optionee for at least six months, or (d) by delivery of such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program approved by the Committee). If any shares of Common Stock shall be transferred to the Corporation to satisfy all or any part of the exercise price, the part of the exercise price deemed to have been satisfied by such transfer of shares of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Corporation. The Optionee may not transfer to the Corporation in satisfaction of the exercise price any fraction of a share of Common Stock, and any portion of the exercise price that would represent less than a full share of Common Stock must be paid in cash by the Optionee. Subject to Sections 6, 7 and 8 hereof, certificates for the purchased shares of Common Stock will be issued and delivered to the Optionee as soon as practicable after the receipt of such payment of the exercise price; provided, however, that delivery of any such shares of Common Stock shall be deemed effected for all purposes when a stock transfer agent of the Corporation shall have deposited such certificates in the United States mail, addressed to Optionee, at the address set forth on the last page of this Agreement or to such other address as Optionee may from time to time designate in a written notice to the Corporation. The Optionee shall not be deemed for any purpose to be a shareholder of the Corporation in respect of any shares of Common Stock as to which the Option shall not have been exercised, as herein provided, until such shares of Common Stock have been issued to Optionee by the Corporation hereunder.
     5. Limitations on Transfer. The Option may not be assigned or transferred other than by will, by the laws of descent and distribution or pursuant to a domestic relations order. The Optionee’s beneficiary may exercise the Optionee’s rights hereunder only to the extent they were exercisable under this Agreement at the date of the death of the Optionee and are otherwise currently exercisable.
     6. Taxes. The Corporation shall be entitled, if the Corporation deems it necessary or desirable, to withhold (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to the Option. The Corporation may defer issuance of Common Stock under the Option unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Corporation and shall be payable by the Optionee at such time as the Corporation determines. The Optionee shall be permitted to satisfy his or her tax or withholding obligation by (a) having cash withheld from the Optionee’s salary or other compensation payable by the Corporation or a Subsidiary, (b) the payment of cash by the Optionee to the Corporation, (c) the payment in shares of Common Stock already owned by the Optionee valued at Fair Market Value, and/or (d) the withholding from the Option, at the appropriate time, of a number of shares of Common Stock sufficient, based upon the Fair Market Value of such Common Stock, to satisfy such tax or withholding requirements.
     7. No Exercise in Violation of Law. Notwithstanding any of the provisions of this Agreement, the Optionee hereby agrees that he or she will not exercise the Option granted hereby, and that the Corporation will not be obligated to issue any shares of Common Stock to the Optionee hereunder, if the exercise thereof or the issuance of such shares of Common Stock shall constitute a violation by the Optionee or the Corporation of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.
     8. Securities Law Compliance. The Optionee acknowledges that the shares of Common Stock issuable on exercise of the Option have not been registered under the Securities Act of 1993, as amended (“Act”). The Optionee represents and acknowledges that such shares of Common Stock, when purchased, shall be held for investment and not with a view to the sale or distribution of any part thereof, and that the Optionee may be required to bear the economic risk of his or her investment for an indefinite period of time. The Optionee further represents and warrants that the Optionee and his or her Beneficiaries will not sell or otherwise dispose of these shares of Common Stock except pursuant to an effective registration statement under the Act or in a transaction that, in the opinion of counsel for the Corporation, is exempt from registration under the Act.
     9. Adjustments. The existence of the Option shall not affect in any way the right or power of the Corporation or its directors or shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred stock or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     10. Dispute Resolution. As a condition of granting the Option, the Optionee agrees, for the Optionee and his or her beneficiaries, that any dispute or disagreement that may arise under or as a result of or pursuant to the Option shall be determined by the Board of Directors of the Corporation in its sole and absolute discretion, and any such interpretation of the terms of the Option shall be final, binding and conclusive.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Janet Conde	By:	/s/ Bradley I. Meier

Bradley I. Meier, President

WITNESS:	OPTIONEE

/s/ Janet Conde	By:	/s/ Bradley I. Meier

Bradley I. Meier

Number of shares of Common Stock subject to the Option:	150,000 shares of Common Stock

Exercise Price per share of Common Stock:	$.60

Expiration Date of the Option	December 21, 2011

Installment Exercise Schedule, if Any

Vesting Schedule	Cumulative Number of Shares of Common Stock in Respect of which Option is Exercisable

Immediate-Upon Grant	150,000

Notice Addresses:

If to the Corporation:	If to the Optionee:

Universal Insurance Holdings, Inc. 2875 N.E. 191 Street Miami, Florida 33180 Attention: Bradley I. Meier	Bradley I. Meier 4000 Island Blvd. #907 Aventura, FL 33160

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